ADMA Biologics Announces Pricing of Public Offering of Common Stock

RAMSEY, N.J. and BOCA RATON, FL., June 8, 2018 - ADMA Biologics, Inc. (Nasdaq: ADMA) (“ADMA” or the “Company”) announced today the pricing of its previously announced underwritten public offering of 8,368,200 shares of its common stock at a public offering price of $4.78 per share, resulting in gross proceeds of approximately $40.0 million before deducting underwriting discounts and commissions and other estimated offering expenses.

The offering is expected to close on June 12, 2018, subject to the satisfaction of customary closing conditions. The Company has also granted the underwriters a 30-day option to purchase up to 1,255,230 additional shares of common stock at the public offering price before deducting underwriting discounts and commissions.

ADMA intends to use the net proceeds from this offering (i) for continued remediation and ongoing improvement and enhancements at its plasma fractionation facility located in Boca Raton, FL, (ii) to submit the Prior Approval Supplement for, and relaunch of, Bivigam®, (iii) to resubmit the Biologics License Application for its lead pipeline product candidate, RI-002, (iv) in connection with U.S. Food and Drug Administration approval of its third plasma collection facility, and (v) for general corporate purposes and other capital expenditures.

Raymond James & Associates, Inc. is acting as the sole book-running manager for the offering. Oppenheimer & Co. Inc. is acting as lead manager and Chardan is acting as co-manager for the offering.

The securities described above are being offered by the Company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-225048) previously filed with and declared effective by the Securities and Exchange Commission (“SEC”) on May 31, 2018. A preliminary prospectus supplement and an accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, FL 33716, or by telephone at (800) 248-8863, or by e-mail at prospectus@raymondjames.com.

Before investing in the offering, you should read in their entirety the preliminary prospectus supplement and its accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in the prospectus supplement and its accompanying prospectus, which provide more information about the Company and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ADMA Biologics, Inc. (ADMA)
ADMA is a vertically integrated commercial biopharmaceutical company that manufactures, markets and develops specialty plasma-based biologics designed for the treatment of Primary Immune Deficiency Disease (“PIDD”) and the prevention and treatment of certain infectious diseases. ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease, or who may be immune-compromised for other medical reasons. ADMA has received U.S. Patents 9,107,906, 9,714,283, 9,815,886 and 9,969,793 related to certain aspects of its lead product candidate, RI-002. For more information, please visit www.admabiologics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements", including with respect to the anticipated closing of the offering described herein and the use of net proceeds therefrom, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. ("we“, “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," “project,” "intend," “forecast,” "target,” ”anticipate,” “plan,” “planning,” “expect,” “believe,” “will," “is likely,” “will likely,” “should,” “could,” "would," "may," or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not limited to, statements concerning our plans to develop, manufacture, market, launch and expand our own commercial infrastructure and commercialize our current products and future products, the safety, efficacy and expected timing of, and our ability to, obtain and maintain regulatory approvals of our current products and product candidates, and the labeling or nature of any such approvals, the success of our work with our third party vendors and the U.S. Food and Drug Administration (the “FDA”) in furtherance of and progress towards an approval of our Biologics License Application for specialty plasma-based biologics and the ability of such third parties to respond adequately or in a timely manner to the issues raised by the FDA, our ability to successfully pursue commercialization and prelaunch activities, the timeframe within which we may receive approval from the FDA for specialty plasma-based biologics, if at all, the potential of our specialty plasma-based biologics to provide meaningful clinical improvement for patients living with Primary Immune Deficiency Disease or other indications, our ability to realize increased prices for plasma growth in the plasma collection industry and our expectations for future capital requirements. Actual events or results may differ materially from those described in this document due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:

Brian Lenz

Vice President and Chief Financial Officer |201-478-5552 | www.admabiologics.com

INVESTOR RELATIONS CONTACT:

Jeremy Feffer

Managing Director, LifeSci Advisors, LLC | 212-915-2568 |